UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

Power3 Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On May 3, 2007, Power3 Medical Products, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement and Release”) with Cityplatz Limited (“Cityplatz”).

The Settlement Agreement is being entered into in connection with a $50,000 principal amount convertible debenture, common stock purchase warrant and investment rights agreement issued to Citiplatz in October 2004 and a second $50,000 principal amount convertible debenture, common stock purchase warrant and an investment rights agreement issued to Citiplatz in January, 2005. Pursuant to the Settlement Agreement, Power3 has agreed to issue to Citiplatz a total of 713,708 shares of common stock in full satisfaction of the convertible debenture, investment rights, and all obligations arising thereto. Under the agreement, Citiplatz retains the warrants it was issued at the time of issue of the convertible debentures and the Company has agreed to reduce the exercise price on all warrants issued to Citiplatz to $0.19. Citiplatz accepted the exercise price reduction on the condition that all provisions relating to cashless exercise of the warrants, in the original convertible debenture agreements, be voided.

Item 9.01 Financial Statements and Exhibits

( c ) Exhibits

Exhibit Number	Description

Exhibit 10.1*	Settlement Agreement and Release between Power3 Medical Products, Inc. and Citiplatz Limited.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

Date: May 8, 2007	By: /s/ Steven B. Rash
Steven B. Rash
Chairman and CEO